EXHIBIT 99.1

Issuer Direct Corporation is Now ACCESS Newswire Inc. and Launches Industry's First Pure

Communications SaaS Subscription Model

The name change to ACCESS Newswire Inc. and change of NYSE ticker symbol to "ACCS" is effective as of today, January 27, 2025

RALEIGH, NC / ACCESS Newswire / January 27, 2025 / ACCESS Newswire Inc. (NYSE American:ACCS) (the "Company" or "ACCESS Newswire") announced today that the Company has changed its corporate name from Issuer Direct Corporation to ACCESS Newswire Inc., marking a strategic evolution that unifies its communications technology brands under a single identity. The comprehensive rebrand, effective immediately, represents a pivotal moment in the Company's 19-year history.

https://www.youtube.com/watch?v=gSGck7RsS-k&t=1s

After the name change, ACCESS Newswire remains committed to providing exceptional public relations ("PR") and investor relations ("IR") solutions and delivering the same high level customer service to its existing and future customers.

Effective as of the market open today, January 27, 2025, the Company's Common Stock will be listed under the NYSE American Exchange ticker symbol "ACCS". No action is required by existing stockholders with respect to the name and ticker symbol changes.

"This transformation goes beyond a simple name change," said Brian R. Balbirnie, Founder, Chairman, and CEO of the Company. "By bringing together our strong industry brands - Accesswire.com, Newswire.com, and Pressrelease.com - under the ACCESS Newswire banner, we are creating a unified communications platform positioned to better serve our global client base."

Along with the rebrand, the Company is launching three comprehensive fixed fee subscriptions designed for modern communications professionals:

•	ACCESS IR: Essential investor relations tools and distribution

•	ACCESS PR: Comprehensive public relations and media outreach

•	All ACCESS: Complete suite of communications solutions subscription

Packages range from an average $1,000 to $2,500 per month, delivering integrated storytelling, distribution, monitoring and targeted outreach capabilities for communications professionals, and predictable monthly recurring revenue (MRR) for the Company.

ACCESS Newswire has outlined an ambitious technology roadmap for 2025:

•	Proprietary AI engine deployment

•	Wikipedia-style business profiles launch

•	Integration with leading social marketing platforms

•	Advanced tonality engine introduction (late Q3/Q4)

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Currently serving more than 12,000 clients globally, we believe ACCESS Newswire is positioned to become the third-largest newswire service by mid-2025. The Company's new brand identity is supported by the tagline "We love you more," reflecting its strengthened commitment to customer success and innovation in the communications technology sector.

Mr. Balbirnie continued, "Our volume-based growth strategy has established a strong foundation for our subscription platform launch. With our expanded market presence and new subscription tiers, we believe we are well-positioned to continue our upward trajectory while maintaining operational excellence and healthy margins."

Mr. Balbirnie concluded, "As we unite our business under the ACCESS Newswire banner, we believe we are creating a multi-brand, multifaceted business that builds on our established legacy, while positioning us for future growth. Our focus is clear: to become the world's leading communications platform through technological innovation and superior customer service."

For more information about the Company, ACCESS Newswire and its solutions, visit www.accessnewswire.com

About ACCESS Newswire

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more about ACCESS Newswire offers visit www.accessnewswire.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

ACCESS Newswire

Brian R. Balbirnie

919-481-4000

brianb@accessnewswire.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

SOURCE: ACCESS Newswire Inc.

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